As filed with the Securities and Exchange Commission on June 5, 2014

Registration No. 333-193125

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Goodman Networks Incorporated

(Exact name of registrant as specified in its charter)

Texas	4812	74-2949460
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) See Table of Additional Registrants	(I.R.S. Employer Identification Number)

6400 International Parkway, Suite 1000

Plano, Texas 75093

(972) 406-9692

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jimmy D. Hulett, Jr.

General Counsel and Secretary

Goodman Networks Incorporated

6400 International Parkway, Suite 1000

Plano, Texas 75093

(972) 406-9692

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Greg R. Samuel, Esq.

Matthew L. Fry, Esq.

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5000

Fax: (214) 200-0577

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the registration statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of 12.125% Senior Secured Notes due 2018)

Exact name of registrant as specified in its charter	State or other jurisdiction of formation	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Minnesota Digital Universe, Inc.	Minnesota	41-1883008	4812
Multiband Corporation	Minnesota	41-1255001	4812
Multiband EWM, Inc.	Texas	46-3763163	4812
Multiband EWS, Inc.	Texas	46-3753877	4812
Multiband Field Services, Incorporated	Delaware	61-1391746	4812
Multiband MDU Incorporated	Delaware	20-4352918	4812
Multiband Special Purpose, LLC	Minnesota	41-1255001	4812
Multiband Subscriber Services, Inc.	Minnesota	41-1958119	4812

EXPLANATORY NOTE

This Amendment No. 2, or the Amendment, to the Registration Statement on Form S-4 (File No. 333-193125) of Goodman Networks Incorporated, or the Registration Statement, is being filed solely for the purpose of filing an exhibit as indicated in Part II of this Amendment. This Amendment does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a) Goodman Networks Incorporated, Multiband EWM, Inc. and Multiband EWS, Inc.

Each of Goodman Networks Incorporated, Multiband EWM, Inc. and Multiband EWS, Inc. is incorporated under the laws of the State of Texas.

Sections 8.101, 8.102 and 8.103 of the Texas Business Organizations Code, or the TBOC, subject to the procedures and limitations stated therein, provide that a corporation may indemnify a director against judgment and reasonable expenses if such director was, is, or is threatened to be made a respondent in a proceeding, provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interest of the corporation. Section 8.105 of the TBOC permits a corporation to indemnify an officer as provided by its governing documents, by action of its board of directors, by action of its shareholders, by contract or by common law.

Section 8.105 of the TBOC prohibits corporations from indemnifying a director in respect of a proceeding in which the director is found liable to the corporation or is found liable because a personal benefit was improperly received by him or her, other than for reasonable expenses actually incurred by him or her in connection with the proceeding, not including a judgment, penalty, fine or tax. The TBOC also prohibits corporations entirely from indemnifying a director in respect of any such proceeding in which the director is found liable for willful or intentional misconduct in the performance of his or her duties to the corporation, breach of the duty of loyalty to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the director to the corporation.

Under Sections 8.052 and 8.105 of the TBOC, a court may order a corporation to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. If, however, the director or officer is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses actually incurred by him or her in connection with the proceeding.

Section 8.151 of the TBOC further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Chapter 8 of the TBOC.

Article XI of the Second Amended and Restated Articles of Incorporation of Goodman Networks Incorporated, as amended (the “Goodman Articles of Incorporation”) and Article VIII of the Amended and Restated Bylaws of Goodman Networks Incorporated (the “Goodman Bylaws”) respectively provide that Goodman Networks Incorporated has the authority to, and shall, indemnify its directors and officers to the fullest extent permitted by Texas law. Article XIV of the Goodman Articles of Incorporation also eliminates the personal liability for monetary damages for an act or omission as a director, except liability for the following:

•	A breach of the director’s duty of loyalty to Goodman Networks Incorporated or its shareholders;

•	An act or omission not in good faith that constitutes a breach of duty of the director to Goodman Networks Incorporated or an act or omission that involves a knowing violation of the law;

•	A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s office; or

•	An act or omission for which the liability of a director is expressly provided by an applicable statute.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute. Any repeal or amendment of the Goodman Articles of Incorporation by its shareholders will be prospective only and will not adversely affect any limitation on the personal liability of a director arising from an act or omission occurring prior to the time of such repeal or amendment.

Goodman Networks Incorporated has also entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of John Goodman, Ron Hill, Jason Goodman, Jonathan Goodman, Joseph Goodman and Randal Dumas, each an Indemnitee. Pursuant to the Indemnification Agreements, Goodman Networks Incorporated agreed to indemnify each Indemnitee to the fullest extent permitted by applicable law against any and all expenses arising from any “proceeding” (as such term is defined in the Indemnification Agreements) in which an Indemnitee was, is or will be involved as a party or otherwise by reason of any Indemnitee’s service as, or actions taken while, (i) a director or officer of Goodman Networks Incorporated or (ii) at the request of Goodman Networks Incorporated, a director, officer, employee, agent or fiduciary of another enterprise. Following a written request by an Indemnitee, Goodman Networks Incorporated is required to advance (within 10 days of receipt of such written request) to such Indemnitee, prior to or after final disposition of any proceeding, any and all expenses relating to the Indemnitee’s defense of such proceeding.

The obligations of Goodman Networks Incorporated under the Indemnification Agreements to provide indemnification is subject to a determination, (i) by a majority vote of the “disinterested directors” (as such term is defined in the Indemnification Agreements), even if less than quorum; (ii) by independent counsel (chosen by such Indemnitee) in a written opinion to the board of directors or (iii) by the shareholders of Goodman Networks Incorporated. The Indemnitee is presumed to be entitled to indemnification, and anyone seeking to overcome such presumption shall bear the burden of proof. Additionally, Goodman Networks Incorporated is not required to indemnify an Indemnitee under each of the Indemnification Agreements: (i) for amounts otherwise identifiable under the Indemnification Agreement that such Indemnitee has already received under any insurance policy, contract, agreement or otherwise or (ii) as prohibited by Texas law.

Each of the Indemnification Agreements will continue so long as such Indemnitee is subject to any proceeding by reason of serving as a director, officer, employee, agent or fiduciary of Goodman Networks Incorporated, whether or not serving in such capacity at the time the liability or expense is incurred.

Goodman Networks Incorporated also maintains insurance for its officers and directors and the officers and directors of its subsidiaries against certain liabilities, including liabilities under the Securities Act and the Exchange Act, under insurance policies, the premiums of which Goodman Networks Incorporated pays. The effect of these policies is to indemnify any of its officers and directors against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

The certificates of formation of each of Multiband EWM, Inc. and Multiband EWS, Inc. eliminate the personal liability of a director or former director to the corporation or its shareholders to the fullest extent permitted by the TBOC. Both the certificates of formation and bylaws of each of Multiband EWM, Inc. and Multiband EWS, Inc. provide for the indemnification of existing and former directors and officers and their delegates to the fullest extent permitted by Texas law.

(b) Multiband Corporation, Minnesota Digital Universe, Inc., and Multiband Subscriber Services, Inc.

Each of Multiband Corporation, Minnesota Digital Universe, Inc. and Multiband Subscriber Services, Inc. is incorporated under the laws of the State of Minnesota.

Section 302A.521 of the Minnesota Business Corporation Act, or the MBCA, requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to such Minnesota corporation against judgment, penalty, fine or excise tax, if, with respect to the same acts or omissions, such person:

•	has not been indemnified by another organization or employee benefit plan for the same losses (as defined in the MBCA);

•	acted in good faith;

•	received no improper personal benefit, and statutory procedures have been followed in the case of any conflict of interest by a director;

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

•

in the case of acts or omissions occurring in the person’s official capacity as director, officer, member of a committee of the board of directors or employee, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in a director’s, officer’s or employee’s capacity as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.

The articles of incorporation of Multiband Corporation eliminate the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the MBCA.

The articles of incorporation of each of Minnesota Digital Universe, Inc. and Multiband Subscriber Services, Inc. provide that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability based on:

•	a breach of the duty of loyalty to the corporation or the shareholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	payment of an improper dividend under federal or state laws; or

•	any transaction from which the director derived an improper personal benefit.

The bylaws of Multiband Corporation provide for the indemnification of all officers and directors of the corporation to such extent as is required or permitted by the MBCA.

The bylaws of Minnesota Digital Universe, Inc. provide for the indemnification, to the fullest extent permitted by law, of each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or he is or was serving at the specific request of the board of directors of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification applies with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise.

Subdivision 7 of Section 302A.521 of the MBCA permits a corporation to purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity. The bylaws of Multiband Corporation authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of indemnification.

(c) Multiband Special Purpose, LLC

Multiband Special Purpose, LLC was formed as a limited liability company under the laws of the State of Minnesota. Under Section 322B.699 of the Minnesota Limited Liability Company Act, or the MLLCA, a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

•

has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding with respect to the same acts or omissions;

•	acted in good faith;

•	received no improper personal benefit and the MLLCA procedure for a governor conflict of interest, if applicable, has been satisfied;

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

•

in the case of acts or omissions occurring in the official capacity (i) as a governor in a limited liability company or (ii) in the elective or appointive office or position held by a manager, board committee member, employee or as a member of the limited liability company, reasonably believed that the conduct was in the best interests of the limited liability company, or in the case of acts or omissions occurring in the official capacity as a member, governor, manager, or employee of the limited liability company that is or was serving at the request of the limited liability company as a governor, director, manager, officer, member, partner, trustee, employee, or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the limited liability company

Subdivision 7 of Section 322B.699 permits a limited liability company to purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity.

While the articles of organization of Multiband Special Purpose, LLC are silent with respect to the indemnification of officers and directors, the bylaws of Multiband Special Purpose, LLC provide for the indemnification of each manager and governor, past or present, of the company by the company to the fullest extent permissible under the MLLCA.

(d) Multiband Field Services, Incorporated and Multiband MDU Incorporated

Multiband Field Services, Incorporated and Multiband MDU Incorporated are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Indemnification may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The certificate of incorporation of Multiband Field Services, Incorporated limits the liability of directors to the corporation or its shareholders for monetary damages for breach of such director’s duties except for:

•	any breach of the director’s duty of loyalty;

•	acts or omission not in good faith or which involve intentional misconduct or are known to the director to be a violation of law;

•	voting for or assenting to an unlawful distribution to shareholders as prohibited by Section 174 of the DGCL; or

•	any transaction from which the director derives an improper personal benefit.

Multiband MDU Incorporated’s certificate of incorporation provides for the authorization for indemnification.

The bylaws of each of Multiband Field Services, Incorporated and Multiband MDU Incorporated provide for indemnification, to the fullest extent permitted under the DGCL, for every person who was or is a party or is threatened to be made a party to or is involved in any action, suitor proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL. The bylaws of Multiband Field Services, Incorporated and Multiband MDU Incorporated authorize the purchase and maintenance of insurance for the purpose of indemnification.

Item 21. Exhibit and Financial Statement Schedules.

(a) Exhibits.

See the Exhibit Index immediately following the signature page included in this registration statement.

(b) Financial Statement Schedules.

See “Index to Financial Statements” which is located on page F-1 of this prospectus.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on June 4, 2014.

GOODMAN NETWORKS INCORPORATED

By:	/s/ Ron B. Hill
Name: Ron B. Hill
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron B. Hill Ron B. Hill	Director, Chief Executive Officer and President (Principal executive officer)	June 4, 2014

/s/ John A. Goodman John A. Goodman	Director and Executive Chairman	June 4, 2014

/s/ Randal S. Dumas Randal S. Dumas	Chief Financial Officer (Principal financial officer)	June 4, 2014

/s/ Joy Brawner Joy Brawner	Chief Accounting Officer (Principal accounting officer)	June 4, 2014

* Larry J. Haynes	Director	June 4, 2014

* J. Samuel Crowley	Director	June 4, 2014

* Steven L. Elfman	Director	June 4, 2014

By:	/s/ Ron B. Hill
Ron B. Hill Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 4, 2014.

MINNESOTA DIGITAL UNIVERSE, INC.

By:	/s/ Steven M. Bell
Name: Steven M. Bell
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron B. Hill Ron B. Hill	Director, Chairman of the Board	June 4, 2014

/s/ John A. Goodman John A. Goodman	Director	June 4, 2014

/s/ Cari Shyiak Cari Shyiak	Director	June 4, 2014

/s/ James L. Mandel James L. Mandel	President and Chief Executive Officer (Principal executive officer)	June 4, 2014

/s/ Steven M. Bell Steven M. Bell	Chief Financial Officer (Principal financial and accounting officer)	June 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 4, 2014.

MULTIBAND CORPORATION

By:	/s/ Steven M. Bell
Name: Steven M. Bell
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron B. Hill Ron B. Hill	Director, Chairman of the Board	June 4, 2014

/s/ John A. Goodman John A. Goodman	Director	June 4, 2014

/s/ Cari Shyiak Cari Shyiak	Director	June 4, 2014

/s/ James L. Mandel James L. Mandel	President (Principal executive officer)	June 4, 2014

/s/ Steven M. Bell Steven M. Bell	Chief Financial Officer (Principal financial and accounting officer)	June 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 4, 2014.

MULTIBAND EWM, INC.

By:	/s/ Steven M. Bell
Name: Steven M. Bell
Title: Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron B. Hill Ron B. Hill	Director, Chairman of the Board	June 4, 2014

/s/ John A. Goodman John A. Goodman	Director	June 4, 2014

/s/ Cari Shyiak Cari Shyiak	Director	June 4, 2014

/s/ James L. Mandel James L. Mandel	President (Principal executive officer)	June 4, 2014

/s/ Steven M. Bell Steven M. Bell	Chief Financial Officer, Secretary and Treasurer (Principal financial and accounting officer)	June 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 4, 2014.

MULTIBAND EWS, INC.

By:	/s/ Steven M. Bell
Name: Steven M. Bell
Title: Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron B. Hill Ron B. Hill	Director, Chairman of the Board	June 4, 2014

/s/ John A. Goodman John A. Goodman	Director	June 4, 2014

/s/ Cari Shyiak Cari Shyiak	Director	June 4, 2014

/s/ James L. Mandel James L. Mandel	President and Chief Executive Officer (Principal executive officer)	June 4, 2014

/s/ Steven M. Bell Steven M. Bell	Chief Financial Officer, Secretary and Treasurer (Principal financial and accounting officer)	June 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 4, 2014.

MULTIBAND FIELD SERVICES, INCORPORATED

By:	/s/ Steven M. Bell
Name: Steven M. Bell
Title: Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron B. Hill Ron B. Hill	Director, Chairman of the Board	June 4, 2014

/s/ John A. Goodman John A. Goodman	Director	June 4, 2014

/s/ Cari Shyiak Cari Shyiak	Director	June 4, 2014

/s/ James L. Mandel James L. Mandel	President (Principal executive officer)	June 4, 2014

/s/ Steven M. Bell Steven M. Bell	Chief Financial Officer, Secretary and Treasurer (Principal financial and accounting officer)	June 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 4, 2014.

MULTIBAND MDU INCORPORATED

By:	/s/ Steven M. Bell
Name: Steven M. Bell
Title: Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron B. Hill Ron B. Hill	Director, Chairman of the Board	June 4, 2014

/s/ John A. Goodman John A. Goodman	Director	June 4, 2014

/s/ Cari Shyiak Cari Shyiak	Director	June 4, 2014

/s/ James L. Mandel James L. Mandel	President (Principal executive officer)	June 4, 2014

/s/ Steven M. Bell Steven M. Bell	Chief Financial Officer, Secretary and Treasurer (Principal financial and accounting officer)	June 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 4, 2014.

MULTIBAND SPECIAL PURPOSE, LLC

By:	/s/ Steven M. Bell
Name: Steven M. Bell
Title: Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron B. Hill Ron B. Hill	Governor	June 4, 2014

/s/ John A. Goodman John A. Goodman	Governor	June 4, 2014

/s/ Cari Shyiak Cari Shyiak	Governor	June 4, 2014

/s/ James L. Mandel James L. Mandel	President (Principal executive officer)	June 4, 2014

/s/ Steven M. Bell Steven M. Bell	Chief Financial Officer, Treasurer and Secretary (Principal financial and accounting officer)	June 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 4, 2014.

MULTIBAND SUBSCRIBER SERVICES, INC.

By:	/s/ Steven M. Bell
Name: Steven M. Bell
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron B. Hill Ron B. Hill	Director, Chairman of the Board	June 4, 2014

/s/ John A. Goodman John A. Goodman	Director	June 4, 2014

/s/ Cari Shyiak Cari Shyiak	Director	June 4, 2014

/s/ James L. Mandel James L. Mandel	President and Chief Executive Officer (Principal executive officer)	June 4, 2014

/s/ Steven M. Bell Steven M. Bell	Chief Financial Officer (Principal financial and accounting officer)	June 4, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description		Incorporated by Reference
		Form	File No.	Exhibit No.	Filing Date	Filed Herewith

2.1#	Asset Purchase Agreement, dated February 28, 2013, by and among Goodman Networks Incorporated, Cellular Specialties, Inc., and certain voting trustees and voting shareholders party thereto.	S-4	333-186684	2.1	April 26, 2013

2.2#	Agreement and Plan of Merger, dated as of May 21, 2013, by and among Goodman Networks Incorporated, Manatee Merger Sub Corporation and Multiband Corporation.	S-4	333-186684	2.2	June 11, 2013

2.3#	Asset Purchase Agreement, dated as of December 31, 2013, by and among Goodman Networks Incorporated, Multiband Corporation, Minnesota Digital Universe, Inc., Multiband Subscriber Services, Inc. and Multiband MDU Incorporated.	8-K	333-186684	2.1	January 7, 2014

3.1	Second Amended and Restated Articles of Incorporation of Goodman Networks Incorporated, as amended June 23, 2009.	S-4	333-186684	3.1	February 14, 2013

3.2	Second Amended and Restated Bylaws of Goodman Networks Incorporated, effective as of April 11, 2014.	S-1	333-195212	3.2	April 11, 2014

3.3	Articles of Incorporation of Minnesota Digital Universe, Inc.	S-4	333-186684	3.3	October 24, 2013

3.4	Bylaws of Minnesota Digital Universe, Inc.	S-4	333-186684	3.4	October 24, 2013

3.5	Articles of Incorporation of Multiband Corporation.	S-4	333-186684	3.5	October 24, 2013

3.6	Bylaws of Multiband Corporation.	S-4	333-186684	3.6	October 24, 2013

3.7	Certificate of Formation of Multiband EWM, Inc.	S-4	333-186684	3.7	October 24, 2013

3.8	Bylaws of Multiband EWM, Inc.	S-4	333-186684	3.8	October 24, 2013

3.9	Certificate of Formation of Multiband EWS, Inc.	S-4	333-186684	3.9	October 24, 2013

3.10	Bylaws of Multiband EWS, Inc.	S-4	333-186684	3.10	October 24, 2013

3.11	Certificate of Incorporation of Multiband Field Services, Incorporated.	S-4	333-186684	3.11	October 24, 2013

3.12	Bylaws of Multiband Field Services, Incorporated.	S-4	333-186684	3.12	October 24, 2013

3.13	Articles of Incorporation of Multiband MDU Incorporated.	S-4	333-186684	3.13	October 24, 2013

3.14	Bylaws of Multiband MDU Incorporated.	S-4	333-186684	3.14	October 24, 2013

3.15	Articles of Organization of Multiband Special Purpose, LLC.	S-4	333-186684	3.15	October 24, 2013

3.16	Operating Agreement of Multiband Special Purpose, LLC.	S-4	333-186684	3.16	October 24, 2013

3.17	Articles of Incorporation of Multiband Subscriber Services, Inc.	S-4	333-186684	3.17	October 24, 2013

3.18	Bylaws of Multiband Subscriber Services, Inc.	S-4	333-186684	3.18	October 24, 2013

4.1	Indenture, dated as of June 23, 2011, by and between Goodman Networks Incorporated and Wells Fargo Bank, National Association, as Trustee.	S-4	333-186684	4.1	February 14, 2013

4.2	Form of 12.125% Senior Secured Notes due 2018.	S-4	333-186684	4.2	February 14, 2013

4.3	Registration Rights Agreement, dated as of June 23, 2011, by and between Goodman Networks Incorporated and Jefferies & Company, Inc. (the predecessor to Jefferies LLC), as Representative of the Initial Purchasers named therein.	S-4	333-186684	4.3	February 14, 2013

4.4	Intercreditor Agreement, dated as of June 23, 2011, by and among Goodman Networks Incorporated, PNC Bank, National Association, as Administrative Agent, and U.S. Bank National Association, as Collateral Trustee.	S-4	333-186684	4.4	February 14, 2013

4.5	Collateral Trust Agreement, dated as of June 23, 2011, by and among Goodman Networks Incorporated as Guarantors, Wells Fargo Bank, National Association, as Indenture Trustee, and U.S. Bank National Association, as Collateral Trustee.	S-4	333-186684	4.5	February 14, 2013

4.6	Pledge and Security Agreement, dated as of June 23, 2011, by and between Goodman Networks Incorporated as Grantor, and U.S. Bank National Association, as Collateral Trustee.	S-4	333-186684	4.6	February 14, 2013

4.7	Trademark Security Agreement, dated as of June 23, 2011, by and between Goodman Networks Incorporated, as Grantor, and U.S. Bank National Association as Collateral Trustee.	S-4	333-186684	4.7	February 14, 2013

4.8	First Supplemental Indenture, dated as of May 22, 2013, by and between Goodman Networks Incorporated and Wells Fargo Bank, National Association, as Trustee.	S-4	333-186684	4.8	June 11, 2013

4.9	First Amendment to Intercreditor Agreement, dated as of May 22, 2013, by and among Goodman Networks Incorporated, PNC Bank, National Association, as Administrative Agent, and U.S. Bank, National Association, as Collateral Trustee.	S-4	333-186684	4.9	June 11, 2013

4.10	Registration Rights Agreement, dated as of June 13, 2013, by and among Goodman Networks Incorporated, GNET Escrow Corp. and Jefferies LLC, as Initial Purchaser.	S-4	333-186684	4.10	October 24, 2013

4.11*	Second Supplemental Indenture, dated as of September 30, 2013, by and among Goodman Networks Incorporated, Minnesota Digital Universe, Inc., Multiband Corporation, Multiband EWM, Inc., Multiband EWS, Inc., Multiband Field Services, Incorporated, Multiband MDU Incorporated, Multiband Special Purpose, LLC, Multiband Subscriber Services, Inc. and Wells Fargo Bank, National Association, as Trustee.

5.1*	Opinion of Haynes and Boone, LLP.

5.2*	Opinion of Steven M. Bell, Esq.

10.1†	Turf Program Agreement, dated as of December 16, 2011, by and between Goodman Networks Incorporated and AT&T Mobility LLC.	S-4	333-186684	10.1	April 26, 2013

10.2†	Amendment No. 1 to Turf Program Agreement, dated as of January 24, 2012, by and between Goodman Networks Incorporated and AT&T Mobility LLC.	S-4	333-186684	10.2	April 26, 2013

10.3	Amendment No. 2 to Turf Program Agreement, dated October 30, 2012, by and between Goodman Networks Incorporated and AT&T Mobility LLC.	S-4	333-186684	10.3	February 14, 2013

10.4†	Master Services Agreement, dated as of October 22, 2009, by and between Goodman Networks Incorporated and Alcatel-Lucent USA Inc.	S-4	333-186684	10.4	June 11, 2013

10.5	Amendment No. 1 to Master Services Agreement, dated as of November 2, 2009, by and between Goodman Networks Incorporated and Alcatel-Lucent USA Inc.	S-4	333-186684	10.5	February 14, 2013

10.6†	Amendment No. 2 to Master Services Agreement, effective as of January 1, 2011, by and between Goodman Networks Incorporated and Alcatel-Lucent USA Inc.	S-4	333-186684	10.6	April 26, 2013

10.7†	Amendment No. 3 to Master Services Agreement, effective as of January 1, 2012, by and between Goodman Networks Incorporated and Alcatel-Lucent USA Inc.	S-4	333-186684	10.7	April 26, 2013

10.8†	Customer Service Division Subcontract Agreement, dated as of September 30, 2001, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.8	April 26, 2013

10.9†	Amendment No. 1 to Customer Service Division Subcontract Agreement, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.9	April 26, 2013

10.10†	Amendment No. 2 to Customer Service Division Subcontract Agreement, dated as of March 8, 2002, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.10	April 26, 2013

10.11†	Amendment No. 3 to Customer Service Division Subcontract Agreement, dated as of June 11, 2002, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.11	April 26, 2013

10.12	Amendment No. 4 to Customer Service Division Subcontract Agreement, dated as of June 14, 2002, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.12	April 26, 2013

10.13†	Amendment No. 5 to Customer Service Division Subcontract Agreement, dated as of August 19, 2002, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.13	April 26, 2013

10.14†	Amendment No. 6 to Customer Service Division Subcontract Agreement, dated as of September 27, 2002, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.14	April 26, 2013

10.15†	Amendment No. 7 to Customer Service Division Subcontract Agreement, dated as of November 26, 2002, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.15	April 26, 2013

10.16†	Amendment No. 8 to Customer Service Division Subcontract Agreement, dated as of April 19, 2004, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.16	April 26, 2013

10.17†	Amendment No. 9 to Customer Service Division Subcontract Agreement, dated as of June 28, 2004, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.17	April 26, 2013

10.18†	Amendment No. 10 to Customer Service Division Subcontract Agreement, dated as of July 22, 2005, by and between Goodman Networks Incorporated and ALCATEL USA Marketing, Inc.	S-4	333-186684	10.18	April 26, 2013

10.19	Amended and Restated Revolving Credit and Security Agreement, dated as of June 23, 2011, by and between Goodman Networks Incorporated and PNC Bank, National Association, as Lender and Agent.	S-4	333-186684	10.19	February 14, 2013

10.20	Amended and Restated Revolving Credit Note, dated as of June 23, 2011, by and between Goodman Networks Incorporated and PNC Bank, National Association, as Agent.	S-4	333-186684	10.20	February 14, 2013

10.21	Amended and Restated Swing Note, dated as of June 23, 2011, by and between Goodman Networks Incorporated and Goodman Networks Incorporated and PNC Bank, National Association as Agent.	S-4	333-186684	10.21	February 14, 2013

10.22	Fifth Amended and Restated Shareholders’ Agreement, dated as of June 23, 2011, by and among Goodman Networks Incorporated and shareholders party thereto from time to time.	S-4	333-186684	10.22	February 14, 2013

10.23	First Amendment to Fifth Amended and Restated Shareholders’ Agreement, dated as of August 30, 2011, by and among Goodman Networks Incorporated and shareholders party thereto from time to time.	S-4	333-186684	10.23	February 14, 2013

10.24	Executive Employment Agreement, dated as of January 1, 2012, by and between Goodman Networks Incorporated and Randal S. Dumas.	S-4	333-186684	10.27	February 14, 2013

10.25	Amended and Restated Employment Agreement, dated as of February 1, 2013, by and between Goodman Networks Incorporated and Jason A. Goodman.	S-4	333-186684	10.28	February 14, 2013

10.26	Amended and Restated Employment Agreement, dated as of February 1, 2013, by and between Goodman Networks Incorporated and Joseph M. Goodman.	S-4	333-186684	10.29	February 14, 2013

10.27	Amended and Restated Employment Agreement, dated as of February 1, 2013, by and between Goodman Networks Incorporated and Jonathan E. Goodman.	S-4	333-186684	10.30	February 14, 2013

10.28	Executive Employment Agreement, dated as of January 1, 2007, by and between Goodman Networks Incorporated and James E. Goodman.	S-4	333-186684	10.32	February 14, 2013

10.29	First Amendment to Executive Employment Agreement, dated as of June 6, 2008, by and between Goodman Networks Incorporated and James E. Goodman.	S-4	333-186684	10.33	February 14, 2013

10.30	Second Amendment to Executive Employment Agreement, dated as of July 15, 2008, by and between Goodman Networks Incorporated and James E. Goodman.	S-4	333-186684	10.34	February 14, 2013

10.31	Third Amendment to Executive Employment Agreement, dated as of June 24, 2009, by and between Goodman Networks Incorporated and James E. Goodman.	S-4	333-186684	10.35	February 14, 2013

10.32	Goodman Networks, Incorporated 2000 Equity Incentive Plan, dated as of October 2, 2000.	S-4	333-186684	10.36	February 14, 2013

10.33	First Amendment to the Goodman Networks, Incorporated 2000 Equity Incentive Plan, dated as of June 24, 2009.	S-4	333-186684	10.37	February 14, 2013

10.34	Nonqualified Stock Option Agreement under the Goodman Networks, Incorporated 2000 Equity Incentive Plan, dated as of June 24, 2009, by and between Goodman Networks Incorporated and John A. Goodman.	S-4	333-186684	10.38	February 14, 2013

10.35	Nonqualified Stock Option Agreement under the Goodman Networks, Incorporated 2000 Equity Incentive Plan, dated as of July 31, 2008, by and between Goodman Networks Incorporated and Ron B. Hill.	S-4	333-186684	10.39	February 14, 2013

10.36	First Amendment to the Nonqualified Stock Option Agreement under the Goodman Networks, Incorporated 2000 Equity Incentive Plan, dated as of June 24, 2009, by and between Goodman Networks Incorporated and Ron B. Hill.	S-4	333-186684	10.40	February 14, 2013

10.37	Goodman Networks, Incorporated 2008 Long-Term Incentive Plan, dated as of December 29, 2008.	S-4	333-186684	10.41	February 14, 2013

10.38	First Amendment to the Goodman Networks, Incorporated 2008 Long-Term Incentive Plan, dated as of June 24, 2009.	S-4	333-186684	10.42	February 14, 2013

10.39	Second Amendment to the Goodman Networks, Incorporated 2008 Long-Term Incentive Plan, dated as of March 27, 2012.	S-4	333-186684	10.43	February 14, 2013

10.40	Third Amendment to the Goodman Networks, Incorporated 2008 Long-Term Incentive Plan, dated as of February 12, 2013.	S-4	333-186684	10.44	February 14, 2013

10.41	Form of Nonqualified Stock Option Agreement under the Goodman Networks, Incorporated 2008 Long-Term Incentive Plan.	S-4	333-186684	10.45	February 14, 2013

10.42	Employee Stock Award under the Goodman Networks, Incorporated 2008 Long-Term Incentive Plan, dated as of December 31, 2012, by and between Goodman Networks Incorporated and Ron B. Hill.	S-4	333-186684	10.46	February 14, 2013

10.43	Employee Stock Award under the Goodman Networks, Incorporated 2008 Long-Term Incentive Plan, dated as of January 7, 2013, by and between Goodman Networks Incorporated and Ron B. Hill.	S-4	333-186684	10.47	February 14, 2013

10.44	Amended and Restated Goodman Networks Incorporated Executive Management Bonus Plan, dated as of January 1, 2009.	S-4	333-186684	10.48	February 14, 2013

10.45	First Amendment to the Goodman Networks Incorporated Executive Management Bonus Plan, dated as of June 24, 2009.	S-4	333-186684	10.49	February 14, 2013

10.46	Form of Indemnification Agreement executed by Messrs. John Goodman, Ron Hill, Jason Goodman, Jonathan Goodman, Joseph Goodman, Randal Dumas, J. Samuel Crowley, Steven Elfman and Larry Haynes.	S-4	333-186684	10.50	February 14, 2013

10.47	Voting Agreement and Irrevocable Limited Proxy, dated as of June 24, 2009, by and among Goodman Networks Incorporated, John Goodman and William Darkwah.	S-4	333-186684	10.63	February 14, 2013

10.48*	Form of Voting Agreement and Irrevocable Proxy by and among Goodman Networks Incorporated, John Goodman, and certain parties thereto.

10.49	Ranch Lease, dated as of May 30, 2012, by and between Goodman Networks Incorporated and Goodman Brothers, LP.	S-4	333-186684	10.65	February 14, 2013

10.50	First Amendment to the Amended and Restated Revolving Credit and Security Agreement, dated as of October 11, 2012, by and between Goodman Networks Incorporated and PNC Bank, National Association, as Agent.	S-4	333-186684	10.66	February 14, 2013

10.51	Second Amendment to the Amended and Restated Revolving Credit and Security Agreement, dated as of November 30, 2012, by and between Goodman Networks Incorporated and PNC Bank, National Association, as Agent.	S-4	333-186684	10.67	February 14, 2013

10.52	Second Amendment to the Fifth Amended and Restated Shareholders’ Agreement, dated as of March 27, 2012, by and among Goodman Networks Incorporated and shareholders party thereto from time to time.	S-4	333-186684	10.68	February 14, 2013

10.53	Third Amendment to the Fifth Amended and Restated Shareholders’ Agreement, dated as of November 12, 2012, by and among Goodman Networks Incorporated and shareholders party thereto from time to time.	S-4	333-186684	10.69	February 14, 2013

10.54	Fourth Amendment to the Fifth Amended and Restated Shareholders’ Agreement, dated as of December 26, 2012, by and among Goodman Networks Incorporated and shareholders party thereto from time to time.	S-4	333-186684	10.70	February 14, 2013

10.55	Third Amendment to the Amended and Restated Revolving Credit and Security Agreement, dated as of March 1, 2013, by and between Goodman Networks Incorporated and PNC Bank, National Association, as Agent.	S-4	333-186684	10.71	April 26, 2013

10.56	Securities Purchase Agreement, dated as of March 4, 2013, by and between John A. Goodman, as Seller, and Goodman Networks Incorporated, as Purchaser.	S-4	333-186684	10.72	April 26, 2013

10.57	Securities Purchase Agreement, dated as of March 4, 2013, by and between James E. Goodman, as Seller, and Goodman Networks Incorporated, as Purchaser.	S-4	333-186684	10.73	April 26, 2013

10.58	Securities Purchase Agreement, dated as of March 4, 2013, by and between Joseph M. Goodman, as Seller, and Goodman Networks Incorporated, as Purchaser.	S-4	333-186684	10.74	April 26, 2013

10.59	Securities Purchase Agreement, dated as of March 4, 2013, by and between Scott E. Pickett, as Seller, and Goodman Networks Incorporated, as Purchaser.	S-4	333-186684	10.75	April 26, 2013

10.60	Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of September 6, 2013, by and among Goodman Networks Incorporated and PNC Bank, National Association, as Agent.	S-4	333-186684	10.76	October 24, 2013

10.61†	2012 Home Service Provider Agreement, dated as of October 15, 2012, by and between DIRECTV, LLC and Multiband Field Services, Inc.	10-K	333-186684	10.64	March 31, 2014

10.62†	First Amendment to that 2012 Home Services Provider Agreement, dated as of January 1, 2013, by and between DIRECTV, LLC and Multiband Field Services, Inc.	10-K	333-186684	10.65	March 31, 2014

10.63†	Second Amendment to that 2012 Home Services Provider Agreement, dated as of October 15, 2012, by and between DIRECTV, LLC and Multiband Field Services, Inc.	10-K	333-186684	10.66	March 31, 2014

10.64†	Third Amendment to that 2012 Home Services Provider Agreement, dated as of July 1, 2013, by and between DIRECTV, LLC and Multiband Field Services, Inc.	10-K	333-186684	10.67	March 31, 2014

10.65†	Fourth Amendment to that 2012 Home Services Provider Agreement, dated as of October 11, 2013, by and between DIRECTV, LLC and Multiband Field Services, Inc.	10-K	333-186684	10.68	March 31, 2014

10.66†	Fifth Amendment to that 2012 Home Services Provider Agreement, dated as of January 1, 2014, by and between DIRECTV, LLC and Multiband Field Services, Inc.	10-K	333-186684	10.69	March 31, 2014

10.67	Sixth Amendment to that 2012 Home Services Provider Agreement, dated as of January 1, 2014, by and between DIRECTV, LLC and Multiband Field Services, Inc.	10-K	333-186684	10.70	March 31, 2014

10.68	Executive Employment Agreement, dated as of February 18, 2013 by and between Goodman Networks Incorporated and Cari T. Shyiak.	10-K	333-186684	10.71	March 31, 2014

10.69	Subcontractor Agreement, dated as of August 26, 2013, by and between Goodman Networks Incorporated and Genesis Networks Integration Services, LLC.	S-1	333-195212	10.69	April 11, 2014

10.70	Goodman Networks Incorporated 2014 Long-Term Incentive Plan, dated April 8, 2014.	S-1	333-195212	10.70	April 11, 2014

10.71	Form of Nonqualified Stock Option Agreement under the Goodman Networks Incorporated 2014 Long-Term Incentive Plan.	S-1	333-195212	10.71	April 11, 2014

10.72	Form of Restricted Stock Unit Award Agreement under the Goodman Networks Incorporated 2014 Long-Term Incentive Plan.	S-1	333-195212	10.72	April 11, 2014

10.73	Second Amended and Restated Executive Employment Agreement, dated April 11, 2014, by and between John A. Goodman and Goodman Networks Incorporated.	S-1	333-195212	10.73	April 11, 2014

10.74	Second Amended and Restated Executive Employment Agreement, dated April 11, 2014, by and between Ron B. Hill and Goodman Networks Incorporated.	S-1	333-195212	10.74	April 11, 2014

10.75	Amendment No. 1 to Amended and Restated Employment Agreement, dated April 11, 2014, by and between Jason A. Goodman and Goodman Networks Incorporated.	S-1	333-195212	10.75	April 11, 2014

10.76	Amendment No. 1 to Amended and Restated Employment Agreement, dated April 11, 2014, by and between Joseph M. Goodman and Goodman Networks Incorporated.	S-1	333-195212	10.76	April 11, 2014

10.77	Amendment No. 1 to Amended and Restated Employment Agreement, dated April 11, 2014, by and between Jonathan E. Goodman and Goodman Networks Incorporated.	S-1	333-195212	10.77	April 11, 2014

10.78	Amendment No. 1 to Executive Employment Agreement, dated April 11, 2014, by and between Cari T. Shyiak and Goodman Networks Incorporated.	S-1	333-195212	10.78	April 11, 2014

10.79	Letter Amendment to Amended and Restated Revolving Credit and Security Agreement, entered into on April 11, 2014 but dated effective as of April 9, 2014, by and between Goodman Networks Incorporated, as Borrower, and PNC Bank, as Agent.	S-1	333-195212	10.79	April 11, 2014

10.80	First Amendment to Executive Employment Agreement, dated April 9, 2014, by and between Randal S. Dumas and Goodman Networks Incorporated.	S-1	333-195212	10.80	April 11, 2014

10.81	Fifth Amendment to the Fifth Amended and Restated Shareholders’ Agreement, dated as of March 31, 2014, by and among Goodman Networks Incorporated and shareholders party thereto from time to time.	10-Q	333-186684	10.14	May 15, 2014

10.82	Promissory Note, dated March 28, 2014, made by Multiband Special Purpose, LLC in favor of Commerce Bank.	10-Q	333-186684	10.15	May 15, 2014

10.83*	Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of May 8, 2014, by and among Goodman Networks Incorporated and PNC Bank, National Association, as Agent.

10.84*	Supplier Agreement, dated January 14, 2014, by and between Goodman Networks Incorporated and Citibank, N.A.

10.85*	Lien Release and Acknowledgement Agreement, dated May 8, 2014, by and among Goodman Networks Incorporated, Citibank, N.A. and PNC Bank, N.A.

10.86	Amendment No. 3 to Turf Program Agreement, dated May 27, 2014, by and between Goodman Networks Incorporated and AT&T Mobility LLC.					X

12.1*	Statement of Computation of Ratios of Earnings to Fixed Charges.

21.1*	Subsidiaries of Goodman Networks Incorporated.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Baker Tilly Virchow Krause, LLP.

23.4*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

23.5*	Consent of Steven M. Bell, Esq. (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature pages on the registration statement filed on December 30, 2013).

24.2*	Power of Attorney.

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association with respect to the Indenture.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Notice of Guaranteed Delivery.

99.4*	Form of Notice to Clients

*	Previously filed.
†	Confidential treatment has been granted with respect to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
#	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Goodman Networks Incorporated hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.